Exhibit 99.10


 (Text of graph posted to Ashland Inc.'s website concerning APAC's twelve month average contract awards)


         12 Month Average Construction Awards in 14 APAC States ($, millions)



                                 2000        2001        2002         2003

             January            1,241       2,081       2,009        1,806
             February           1,309       2,188       1,886        1,870
             March              1,422       2,111       1,921        1,757
             April              1,589       1,973       1,934
             May                1,693       2,114       1,698
             June               1,718       2,076       1,807
             July               1,852       1,958       1,874
             August             1,861       1,997       1,876
             September          1,901       2,029       1,771
             October            1,977       1,971       1,814
             November           2,022       1,978       1,817
             December           2,063       2,008       1,784